Exhibit 24

POWER OF ATTORNEY

Unisys Corporation

Annual Report on Form 10-K

for the year ended December 31, 2008

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint J. EDWARD COLEMAN, JANET BRUTSCHEA HAUGEN and NANCY STRAUS SUNDHEIM, and each one of them severally, his true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign the Unisys Corporation Annual Report on Form 10-K for the year ended December 31, 2008, and any and all amendments thereto and to file such Annual Report on Form 10-K and any and all amendments thereto with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

Dated: February 12, 2009

/s/ J. P. Bolduc	/s/ Edwin A. Huston
J. P. Bolduc	Edwin A. Huston
Director	Director

/s/ J. Edward Coleman	/s/ Clayton M. Jones
J. Edward Coleman	Clayton M. Jones
Chairman and Chief Executive Officer; Director	Director

/s/ Craig Conway	/s/ Leslie F. Kenne
Craig Conway	Leslie F. Kenne
Director	Director

/s/ James J. Duderstadt	/s/ Clay B. Lifflander
James J. Duderstadt	Clay B. Lifflander
Director	Director

/s/ Henry C. Duques	/s/ Theodore E. Martin
Henry C. Duques	Theodore E. Martin
Lead Director	Director

/s/ Matthew J. Espe	/s/ Charles B. McQuade
Matthew J. Espe	Charles B. McQuade
Director	Director

/s/ Denise K. Fletcher
Denise K. Fletcher
Director